Exhibit 10.19
QLIK TECHNOLOGIES INC.
2007 OMNIBUS STOCK OPTION AND AWARD PLAN
ARTICLE I — PREAMBLE
     1.1     Purpose and Design. The Qlik Technologies Inc. 2007 Omnibus Stock Option and Award Plan is intended to secure for the Corporation, its Subsidiaries and its shareholders the benefits arising from ownership of the Corporation’s Common Stock by the employees of the Corporation and its Subsidiaries and by the directors of the Corporation, all of whom are and will be responsible for the Corporation’s future growth. The Plan is designed to help attract and retain for the Corporation and its Subsidiaries personnel of superior ability for positions of exceptional responsibility, to reward employees and directors for past services and to motivate such individuals through added incentives to further contribute to the success of the Corporation.
     1.2     Form of Awards. Awards under the Plan may be made to Eligible Persons in the form of (i) Incentive Stock Options (to Eligible Employees only); (ii) Nonqualified Stock Options; (iii) Restricted Stock; (iv) Stock Awards; (v) Performance Shares; or (vi) any combination of the foregoing.
     1.3     Effective Date. This Plan shall be effective November 1, 2007, subject to approval by the shareholders of the Corporation to the extent necessary to satisfy the requirements of the Code, any stock exchange on which the Common Stock may be listed, or other applicable federal or state law. The Plan shall expire on October 31, 2017, unless suspended or discontinued by earlier action of the Board of directors.
ARTICLE II — DEFINITIONS
     Definitions. Except where the context otherwise indicates, the following definitions apply:
     2.1     “Award” means an award granted to a Participant in accordance with the provisions of the Plan, including, but not limited to, Stock Options, Restricted Stock, Stock Awards, Performance Shares, or any combination of the foregoing.
     2.2     “Award Agreement” means the separate written agreement evidencing each Award granted to a Participant under the Plan.
     2.3     “Award Shares” means any shares of Common Stock received by a Participant following exercise of all or a portion of any Stock Option granted hereunder, or as a result of receiving Restricted Stock, a Stock Award, or Performance Shares.
     2.4     “Board of Directors” means the Board of Directors of the Corporation.
     2.5     “Change of Control” means (a) the consummation of a merger or consolidation of the Corporation with or into another entity; (b) the sale of all or substantially all of the assets of the Corporation pursuant to a transaction or series of related transactions that would constitute a

Liquidation Event as defined in the Corporation’s Certificate of Incorporation; or (c) the dissolution, liquidation or winding up of the Corporation. The foregoing notwithstanding, a merger or consolidation of the Corporation does not constitute a “Change of Control” if immediately after the merger or consolidation a majority of the voting power of the capital stock of the continuing or surviving entity, or any direct or indirect parent corporation of the continuing or surviving entity, will be owned by the persons who were the Corporation’s stockholders immediately prior to such merger or consolidation in substantially the same proportions as their ownership of the voting power of the Corporation’s capital stock immediately prior to the merger or consolidation.
     2.6     “Code” means the Internal Revenue Code of 1986, as now in effect or as hereafter amended. (All citations to sections of the Code are to such sections as they may from time to time be amended or renumbered.)
     2.7     “Committee” means a committee of the Board of Directors established for the administration of the Plan pursuant to Article III and consisting of two or more Directors. To the extent necessary to comply with Rule 16b-3 under the Exchange Act, the Committee shall consist solely of two or more Non-Employee Directors. The Compensation Committee of the Board of Directors shall constitute the Committee until otherwise determined by the Board of Directors.
     2.8     “Common Stock” means the Series A common stock of the Corporation to be issued pursuant to the Plan.
     2.9     “Corporation” means Qlik Technologies Inc., a Delaware corporation, and its successors and assigns.
     2.10     “Director” means a member of the Board of Directors of the Corporation, within the meaning set forth in Rule 16b-3 under the Exchange Act, who is not an Eligible Employee at the date of determination.
     2.11     “Disability” means any of (a), (b), or (c) below:
     (a)     The Participant’s inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months;
     (b)     If the Participant is an Eligible Employee, the Participant is, by reason of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Participant’s employer; or
     (c)     The Participant is determined to be totally disabled by the Social Security Administration.
All determinations of disability hereunder shall be affirmed by the Committee.

     2.12     “Effective Date” shall be the date set forth in Section 1.3 of the Plan.
     2.13     “Eligible Employee” means an Eligible Person who is an employee of the Corporation or any Subsidiary.
     2.14     “Eligible Person” means any employee of the Corporation or any Subsidiary or any Director, as well as any other person whose participation the Committee determines is in the best interest of the Corporation, subject to limitations as may be provided by the Code, the Exchange Act or the Committee.
     2.15     “Exchange Act” means the Securities Exchange Act of 1934, as now in effect or as hereafter amended.
     2.16     “Fair Market Value” means, as of a given date and for so long as shares of the Common Stock are listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, the mean between the high and low sales prices for the Common Stock on such date, or, if no such shares were sold on such date, the most recent date on which shares of such Common Stock were sold, as reported in The Wall Street Journal. If the Common Stock is not listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, Fair Market Value shall mean the average of the closing bid and asked prices for such stock in the over-the-counter market as reported by The Nasdaq Stock Market. If the Common Stock is not listed on a national securities exchange or reported on The Nasdaq Stock Market as a Nasdaq National Market security, or the over-the- counter market, Fair Market Value shall be the fair value thereof determined in good faith by the Board of Directors.
     2.17     “Grant Date” means, as to any Award, the latest of:
     (a)     the date on which the Committee authorizes the grant of the Award; or
     (b)     the date the Participant receiving the Award becomes an employee or a director of the Corporation or its Subsidiaries, to the extent employment status is a condition of the grant or a requirement of the Code or the Exchange Act; or
     (c)     such other date (later than the dates described in (a) and (b) above) as the Committee may designate and as set forth in the Participant’s Award Agreement.
     2.18     “Incentive Stock Option” means a Stock Option that meets the requirements of section 422 of the Code and is granted under Article IV of the Plan and designated as an Incentive Stock Option in a Participant’s Award Agreement.
     2.19     “Initial Public Offering” means the filing with a regulatory agency in preparation of registering the Common Stock under the Securities Act of 1933.
     2.20     “Nonqualified Stock Option” means a Stock Option that does not meet the requirements of section 422 of the Code and is granted under Article V of the Plan, or, even if meeting the requirements of section 422 of the Code, is not intended to be an Incentive Stock Option and is not so designated in the Participant’s Award Agreement.

     2.21     “Option Period” means the period during which a Stock Option may be exercised from time to time (determined without regard to any vesting provisions), as established by the Committee and set forth in the Award Agreement, for each Participant who is granted a Stock Option.
     2.22     “Option Price” means the purchase price for a share of Common Stock subject to purchase pursuant to a Stock Option, as established by the Committee and set forth in the Award Agreement for each Participant who is granted a Stock Option.
     2.23     “Participant” means an Eligible Person to whom an Award has been granted and who has entered into an Award Agreement evidencing the Award.
     2.24     “Performance Objectives” shall have the meaning set forth in Article IX of the Plan.
     2.25     “Performance Period” shall have the meaning set forth in Article IX of the Plan.
     2.26     “Performance Share” means an Award under Article IX of the Plan of a unit valued by reference to the Common Stock, the payout of which is subject to achievement of such Performance Objectives, measured during one or more Performance Periods, as the Committee, in its sole discretion, shall establish at the time of such Award and set forth in a Participant’s Award Agreement.
     2.27     “Plan” means the Qlik Technologies, Inc. 2007 Omnibus Stock Option and Award Plan, as amended from time to time.
     2.28     “Restricted Stock” means an Award under Article VII of the Plan of shares of Common Stock that are at the time of the Award subject to restrictions or limitations as to the Participant’s ability to sell, transfer, pledge, or assign such shares, which restrictions or limitations may lapse separately or in combination at such time or times, in installments or otherwise, as the Committee, in its sole discretion, shall determine at the time of such Award and set forth in a Participant’s Award Agreement.
     2.29     “Restriction Period” means the period commencing on the Grant Date with respect to such shares of Restricted Stock and ending on such date as the Committee, in its sole discretion, shall establish and set forth in a Participant’s Award Agreement.
     2.30     “Retirement” means retirement as determined under procedures established by the Committee or in any Award, as set forth in a Participant’s Award Agreement.
     2.31     “Stock Award” means an Award of shares of Common Stock under Article VIII of the Plan.
     2.32     “Stock Option” means an Award under Article IV or Article V of the Plan of an option to purchase Common Stock. A Stock Option may be either an Incentive Stock Option or a Nonqualified Stock Option.

     2.33     “Subsidiary” means a subsidiary corporation of the Corporation, as that term is defined in Code section 424(f). “Subsidiaries” means more than one Subsidiary.
     2.34     “Termination for Cause” and “Terminated for Cause” mean termination of the employment or directorship, as applicable, of the Participant by the Corporation as the result of:
     (a)     commission or omission of any act of dishonesty, moral turpitude, fraud, embezzlement, theft, misappropriation, intentional misconduct, breach of fiduciary duty, or breach of the duty of loyalty by the Participant in connection with the Participant’s employment or directorship with the Corporation;
     (b)     any conviction, guilty plea or plea of nolo contendere by the Participant for any crime involving fraud, dishonesty or moral turpitude or for any felony, if the Corporation’s President deems in his or her absolute discretion that such conviction or plea may have a significant adverse effect on the Corporation or on the Participant’s ability to perform the Participant’s responsibilities to the Corporation;
     (c)     except for the use of alcohol for social business-related events or marketing, use of alcohol during working hours beyond that customarily authorized in the performance of the Participant’s job duties, repeated use of alcohol after working hours that materially interferes with the Participant’s duties or violation of the Corporation’s alcohol policies by the Participant (as modified by this provision with respect to limited alcohol use);
     (d)     violation of the Corporation’s policies by the Participant concerning the use of illegal drugs or the abuse of prescription drugs;
     (e)     excessive absenteeism not related to authorized sick leave, authorized family/medical leave, or vacation within the parameters set forth in accordance with the Corporation’s policies and procedures regarding the same;
     (f)     intentional violation by the Participant of the Corporation’s lawful policies, rules and regulations, including but not limited to the Corporation’s conflict of interest policies;
     (g)     the regulatory suspension or removal of the Participant;
     (h)     the Participant’s insubordination or willful refusal to carry out or follow specific lawful instructions, duties, or assignments established or given by the Corporation from time to time; or
     (i)     willful inattention to or gross dereliction of duty by the Participant with respect to the business affairs of the Corporation to which the Participant is assigned material responsibilities or duties.
     2.35     “Termination Without Cause” and “Terminated Without Cause” mean any termination of the employment or directorship, as applicable, of the Participant by the Corporation for any reason other than death, Disability, Termination for Cause, or voluntary quit.

     2.36     “Termination of Service” means
     (a)     in the case of an Eligible Employee, the discontinuance of employment of such Participant with the Corporation or its Subsidiaries for any reason other than a transfer to another member of the group consisting of the Corporation and its Subsidiaries;
     (b)     in the case of a Director who is not an employee of the Corporation or any Subsidiary, the date such Participant ceases to serve as a Director; and
     (c)     in the case of all other individuals, the date such Participant ceases to perform services for the Corporation or a Subsidiary. The determination of whether a Participant has discontinued service shall be made by the Committee in its sole discretion.
In determining whether a Termination of Service has occurred, the Committee may provide that service as a consultant or service with a business enterprise in which the Corporation has a significant ownership interest shall be treated as employment with the Corporation.
ARTICLE III — ADMINISTRATION
     3.1     Constitution of Authority. The Plan shall be administered by the Committee. Except as otherwise required by Rule 16b-3 under the Exchange Act, the Committee, in its discretion, may delegate to one or more of its members such of its powers as it deems appropriate. The Committee also may limit the power of any member to the extent necessary to comply with Rule 16b-3 under the Exchange Act or any other law, rule or regulation. The Board of Directors may serve as the Committee, if by the terms of the Plan all members of the Board of Directors are otherwise eligible to serve on the Committee.
     3.2     Meetings. The Committee shall meet at such times and places as it determines. The Committee shall at all times operate and be governed, and Committee meetings shall be conducted and action taken, in accordance with the provisions of the Corporation’s bylaws or resolutions or policies adopted by the Board of Directors from time to time regarding the operation of committees of the Corporation.
     3.3     Scope of Authority.
     (a)     Except as set forth in Section 3.12 regarding grants of Awards by the Board of Directors, the Committee shall have sole authority in its absolute discretion:
     (i)     to construe and interpret the Plan and Award Agreements;
     (ii)     to define the terms used herein and in the Award Agreements;
     (iii)     to prescribe, amend, and rescind rules and regulations relating to the Plan and all Award Agreements;

     (iv)     to determine the Eligible Persons to whom Awards shall be granted or made available;
     (v)     to determine the time or times when all Awards shall be granted;
     (vi)     to determine the price or prices at which Stock Options shall be granted;
     (vii)     to determine the Option Period, the Performance Period, and the Restriction Period (as applicable) for each grant of Awards;
     (viii)     to determine the number of shares to be subject to each Award;
     (ix)     to determine the rate at which Awards may vest or otherwise become available;
     (x)     to determine the rate at which Stock Options may be exercised within the Option Period;
     (xi)     to establish any Performance Objectives or other criteria that would affect in any way a Participant’s right to obtain or forfeit shares of Common Stock under the Plan;
     (xii)     to interpret any shareholder or stock restriction agreement insofar as it affects a Participant’s rights and obligations under the Plan;
     (xiii)     to determine if a Participant has had a Termination of Service;
     (xiv)     to determine if the Corporation will exercise any rights to repurchase the Award Shares; and
     (xv)     to make any other determinations necessary or advisable for the administration of the Plan and to do everything necessary or appropriate to administer the Plan.
     (b)     The Committee’s determinations under this Article III need not be uniform and may be made by the Committee selectively among the persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.
     (c)     Notwithstanding the foregoing or any other provision of the Plan or an Award Agreement, all Awards to any Participant that are subject to any restriction or have not been earned or exercised in full by the Participant shall be terminated and canceled if the Participant is Terminated for Cause, as determined by the Committee in its sole discretion.
     (d)     The records of the Corporation as to a Participant’s employment (or other provision of services), termination of employment (or cessation of the provision of services), leave of absence, compensation, and related information shall be conclusive on all persons unless determined by the Committee to be incorrect.
     (e)     All acts, determinations and decisions of the Committee made or taken pursuant to the Plan or with respect to any questions arising in connection with the administration and interpretation of the Plan or any Award Agreement, including the severability of any and all of the provisions thereof, shall be conclusive, final and binding upon all Participants, Eligible Persons and their beneficiaries.
     3.4     Adoption of Rules. The Committee may adopt such rules, regulations and procedures of general application for the administration of this Plan as it deems appropriate.
     3.5     Available Shares.
     (a)     Following the Effective Date as provided in Section 1.3, and subject to the provisions of Article X, the aggregate number of shares of Common Stock which may be issued pursuant to Awards under the Plan shall be Five Million (5,000,000) shares of Common Stock, plus the number of additional shares- that may be issued as provided in Section 3.5(b). Such shares of Common Stock shall be made available from authorized and unissued shares of the Corporation.
     (b)     In addition to the shares available for issue to any Eligible Person under Section 3.5(a), additional Awards may be issued under the Plan to the Eligible Persons designated by the Committee. The number of shares of Common Stock available under this Section 3.5(b) at any time shall be equal to (i) the number of shares available for Awards through the Qlik Technologies, Inc. 2007 Omnibus Stock Option and Award Plan (the “2004 Plan”) but for which a related Award had not been granted to an Eligible Person on the Effective date of this Plan, plus (ii) the number of shares available under Awards which were granted through the 2004 Plan and which were not transferred to the Eligible Person as a result of being exercised, canceled or terminated before the last day of the related Option Period, Performance Period or Restriction Period for such Award under the 2004 Plan. Shares available under this Section 3.5(b) shall be granted as Awards pursuant to Section 3.3 of the Plan, including Awards granting the right to purchase shares made available as an Incentive Stock Option.
     (c)     For all purposes under the Plan, each Performance Share awarded shall be counted as one share of Common Stock subject to an Award.
(d) (i)     Except for Awards granted from shares made available under Section 3.5(b), if, for any reason, any shares of Common Stock (including shares of Common Stock subject to Performance Shares) that have been awarded or are subject to issuance or purchase pursuant to Awards outstanding under the Plan are not delivered or purchased, or are reacquired by the Corporation, for any reason, including but not limited to a forfeiture of Restricted Stock or failure to earn Performance Shares or the termination, expiration or cancellation of a Stock Option, or any other termination of an Award without payment being made in the form of shares of Common Stock (whether or not Restricted Stock), such shares of Common Stock shall not be charged against the aggregate number of shares of Common Stock available for Award under the Plan and shall again be available for Awards under the Plan. In no event, however, may Common Stock that is surrendered or withheld to pay the exercise price of a Stock Option or to satisfy tax withholding requirements be available for future grants under the Plan.
     (ii)     Awards granted from shares made available under Section 3.5(b) that expire or terminate for any reason shall not again be available for Awards to be granted under the Plan
     (e)     The foregoing Subsections (a), (b), (c) and (d) shall be subject to any limitations provided by the Code or by Rule 16b-3 under the Exchange Act or by any other applicable law, rule, or regulation.
     3.6     Award and Other Agreements. Each Award granted under the Plan shall be evidenced by a written Award Agreement, which shall be subject to and shall incorporate (by reference or otherwise) the applicable terms and conditions of the Plan and shall include any other terms and conditions (not inconsistent with the Plan) required by the Committee. In addition, the Committee shall require each recipient of an Award to execute a joinder to any shareholder or stock restriction agreement prior to final grant of the Award, which shall make such recipient a shareholder party to such shareholder or stock restriction agreement and the shares of Common Stock or Option awarded subject to the restrictions therein.
     3.7     Stock Certificate. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock under the Plan prior to:
     (a)     any required approval of the Plan by the shareholders of the Corporation; and
     (b)     the completion of any registration or qualification of such shares of Common Stock under any federal or state law, or any ruling or regulation of any governmental body that the Corporation shall, in its sole discretion, determine to be necessary or advisable.
     3.8     Participants’ Investment Intent. The Committee may require any Participant acquiring shares of Common Stock pursuant to any Award under the Plan to represent to and agree with the Corporation in writing that such person is acquiring the shares of Common Stock for investment purposes and without a view to resale or distribution thereof. Shares of Common Stock issued and delivered under the Plan shall also be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange on which the Common Stock is then listed, and any applicable federal or state laws. The Committee may cause a legend or legends to be placed on the certificate or certificates representing any such shares to make appropriate reference to any such restrictions. In making such determination, the Committee may rely upon an opinion of counsel for the Corporation.

     3.9     Shareholder Rights. Except as otherwise expressly provided in the Plan or in an Award Agreement, no Participant shall have any right as a shareholder of the Corporation with respect to any shares of Common Stock subject to such Participant’s Award except to the extent that, and until, one or more certificates representing such shares of Common Stock shall have been delivered to the Participant. No shares shall be required to be issued, and no certificates shall be required to be delivered, under the Plan unless and until all of the terms and conditions applicable to such Award shall have, in the sole discretion of the Committee, been satisfied in full and any restrictions shall have lapsed in full, and unless and until there has been full compliance with all of the requirements of law and of all regulatory bodies having jurisdiction over the offer and sale, or issuance and delivery, of the shares.
     3.10     Exculpation. No member of the Committee shall be personally liable for monetary damages for any action taken or any failure to take any action in connection with the administration of the Plan or the granting of Awards thereunder unless (i) the member of the Committee has breached or failed to perform the duties of his office, and (ii) the breach or failure to perform constitutes self-dealing, willful misconduct, or recklessness; provided, however, that the provisions of this Section shall not apply to the responsibility or liability of a member of the Committee pursuant to any criminal statute.
     3.11     Indemnification. In addition to such other rights of indemnification as they may have as Directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys’ fees actually and necessarily incurred, in connection with the defense of any action, suit, or proceeding, or in connection with any appeal thereof, to which they or any of them may be a party by reason of any action or failure to act under or in connection with the Plan, and against all amounts paid by them in settlement thereof (provided that such settlement is pre-approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit, or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit, or proceeding that such Committee member is liable for gross negligence or willful misconduct in the performance of such duties, provided that within sixty (60) days of the institution of any such action, suit, or proceeding, a Committee member shall have offered the Corporation, in writing, the opportunity, at its own expense, to handle and defend the same.
     3.12     Awards by Board of Directors. In addition to, and not in limitation of, the right of the Committee to grant Awards to Eligible Persons under this Plan, the full Board of Directors may from time to time grant Awards to Eligible Persons pursuant to the terms and conditions of this Plan, subject to the requirements of the Code, Rule 16b-3 under the Exchange Act or any other applicable law, rule, or regulation. In connection with any such grants, the Board of Directors shall have all of the power and authority of the Committee to determine the Eligible Persons to whom such Awards shall be granted and the other terms and conditions of such Awards.
     3.13     Transfer Restrictions. The Committee may specify that any shares of Common Stock acquired pursuant to an Award may be subject to the Corporation’s right to repurchase such shares, and the Committee may require that the Corporation consent to any transfer of such shares. In no event may any shares of Common Stock acquired pursuant to an Award be transferred or otherwise sold, except to the estate of the Participant, except as permitted under the Exchange Act.

     3.14     Initial Public Offering. In the event that the Corporation has an Initial Public Offering, no participant may offer, sell, contract to sell, pledge, hypothecate, grant any option to purchase, or make any short sale of, or otherwise dispose of any shares of Common Stock or any rights to acquire such shares of Common Stock for a period of time as may be established by the underwriter for such Initial Public Offering; provided, however, that such period of time shall not exceed one hundred eighty (180) days from the Effective Date of the registration statement filed in connection with such Initial Public Offering.
ARTICLE IV — INCENTIVE STOCK OPTIONS
     4.1     Award of Options. The Committee may from time to time on or after the Effective Date grant Incentive Stock Options to Eligible Employees, subject to the provisions of this Article IV and Articles III and VI:
     (a)     Incentive Stock Options shall be granted only to Eligible Employees, each of whom may be granted one or more of such Incentive Stock Options at such time or times determined by the Committee; provided, however, that Incentive Stock Options shall be granted only to an Eligible Employee who, at the time of the Grant Date, does not own stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation, unless the exercise price of such Incentive Stock Option is at least one hundred ten percent (110%) of the Fair Market Value on the Grant Date and the Option Period does not exceed five (5) years.
     (b)     The Option Price for an Incentive Stock Option shall be set in the Award Agreement, but shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date, except as set forth in Subsection (a).
     (c)     An Incentive Stock Option may be exercised in full or in part from time to time within ten (10) years from the Grant Date or such shorter period as may be specified by the Committee as the Option Period; provided, however, that, the Incentive Stock Option shall lapse and cease to be exercisable on a Termination of Service or within such period following a Termination of Service as shall have been determined by the Committee and set forth in the related Award Agreement; and provided, further, that such period following a Termination of Service shall not exceed three (3) months unless employment shall have terminated:
     (i)     as a result of Disability, in which event such period shall not exceed one year after the date of Disability; or
     (ii)     as a result of death, or if death shall have occurred following a Termination of Service (other than as a result of Disability) and during the period that the Incentive Stock Option was still exercisable, in which event such period may not exceed one year after the date of death; and
provided, further, that such period following a Termination of Service shall in no event extend beyond the original Option Period of the Incentive Stock Option.

     (d)     The aggregate Fair Market Value of the shares of Common Stock with respect to which any incentive stock options (whether under this Plan or any other plan established by the Corporation) are first exercisable during any calendar year by any Eligible Employee shall not exceed one hundred thousand dollars ($100,000), determined based on the Fair Market Value(s) of such shares as of their respective grant dates; provided, however, that to the extent permitted under section 422 of the Code:
     (i)     if the aggregate Fair Market Values of the shares of Common Stock with respect to which Incentive Stock Options are first exercisable during any calendar year (whether such Incentive Stock Options are granted under this Plan or any other plan established by the Corporation) exceeds one hundred thousand dollars ($100,000), the Stock Options representing such excess shall be treated as a Nonqualified Stock Option;
     (ii)     if a Participant’s employment is terminated by reason of death, Disability, or Retirement and the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period applied without regard to the one hundred thousand dollar ($100,000) limitation contained in section 422 of the Code is greater than the portion of such option that is immediately exercisable as an Incentive Stock Option during such post-termination period under section 422 of the Code, the Stock Options representing such excess shall be treated as a Nonqualified Stock Option; and
     (iii)     if the exercise of an Incentive Stock Option is accelerated by reason of a Change of Control, any portion of such Stock Option that is not exercisable as an incentive stock option by reason of the one hundred thousand dollar ($100,000) limitation contained in section 422 of the Code shall be treated as a Nonqualified Stock Option.
     (e)     No Incentive Stock Options may be granted more than ten (10) years from the Effective Date.
     (f)     The Award Agreement for each Incentive Stock Option shall provide that the Participant shall notify the Corporation if such Participant sells or otherwise transfers any shares of Common Stock acquired on exercise of the Incentive Stock Option within two (2) years of the Grant Date of such Incentive Stock Option or within one (1) year of the date such shares were acquired upon the exercise of such Incentive Stock Option.
     4.2     Maximum Awards. Subject to the limitations of Section 3.5, the maximum number of shares of Common Stock subject to Incentive Stock Option Awards shall be the maximum number of shares available for Awards under the Plan.
     4.3     Other Terms. The Committee may provide for any other terms and conditions which it determines should be imposed for an Incentive Stock Option to qualify under section 422 of the Code, as well as any other terms and conditions not inconsistent with this Article IV or Articles III or VI, as determined in its sole discretion and set forth in the Award Agreement for such Incentive Stock Option.

     4.4     Construction. Each provision of this Article IV and of each Incentive Stock Option granted hereunder shall be construed in accordance with the provisions of section 422 of the Code, and any provision hereof that cannot be so construed shall be disregarded.
ARTICLE V — NONQUALIFIED STOCK OPTIONS
     5.1     Award of Options. The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Nonqualified Stock Options to Eligible Persons, subject to the provisions of this Article V and Articles III and VI and subject to the following conditions:
     (a)     Nonqualified Stock Options may be granted to any Eligible Person at such time or times as may be determined by the Committee.
     (b)     The Option Price per share of Common Stock for a Nonqualified Stock Option shall be set in the Award Agreement and may be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date, except that the Option Price per share of Common Stock under a Nonqualified Stock Option granted to a Participant who is a U.S. taxpayer shall not be less than one hundred percent (100%) of the Fair Market Value of the Common Stock at the Grant Date.
     (c)     A Nonqualified Stock Option may be exercised in full or in part from time to time within the Option Period specified by the Committee and set forth in the Award Agreement; provided, however, that the Nonqualified Stock Option shall lapse and cease to be exercisable on a Termination of Service or within such period following a Termination of Service as shall have been determined by the Committee and set forth in the related Award Agreement.
     5.2     Other Terms. The Committee may provide for any other terms and conditions for a Nonqualified Stock Option not inconsistent with this Article V or Articles III or VI, as determined in its sole discretion and set forth in the Award Agreement for such Nonqualified Stock Option.
ARTICLE VI — INCIDENTS OF STOCK OPTIONS
     6.1     Restrictions on Transfer. Except as hereinafter described, a Stock Option shall not be transferable by the Participant other than by will or by the laws of descent and distribution and shall be exercisable during the lifetime of the Participant only by the Participant or the Participant’s guardian or legal representative. In the event of the death of a Participant, any unexercised Stock Options may be exercised to the extent otherwise provided herein or in such Participant’s Award Agreement by the executor or personal representative of such Participant’s estate or by any person who acquired the right to exercise such Stock Options by bequest under the Participant’s will or by inheritance.
     6.2     Payment of Option Price. Shares of Common Stock purchased on exercise of a Stock Option shall be paid for in such amounts, at such times, and on such terms as shall be determined by the Committee, subject to limitations set forth in the Award Agreement.

     (a)     The Committee may, in its sole discretion, permit the exercise of a Stock Option by payment in full of the Option Price of said shares, and such payment shall be made at the time of the exercise of the Option
     (i)     in cash or by check payable to the order of the Corporation,
     (ii)     if authorized by the Committee, by delivery of Corporation Stock, and including, if the Participant elects, Award Shares in an amount necessary to provide for any income tax withholding (the amount to be withheld shall not exceed the statutory minimum Federal and State income and employment tax liability arising from the Stock Option exercise transaction),
     (iii)     if authorized by the Committee or if specified in the Award Agreement pursuant to which the Option is being exercised, by a full-recourse promissory note made by the Participant in favor of the Corporation, on the terms and conditions determined by the Committee and secured by the Award Shares issued on exercise and by the assets of the Participant, complying with applicable law (including, without limitation, state corporate and federal margin requirements), or any combination thereof.
     (b)     Furthermore, if the Corporation has an Initial Public Offering and is thereafter listed on a national securities exchange, the Committee may permit a Participant to pay the exercise price by irrevocably authorizing a third party to sell shares of the Common Stock (or a sufficient portion of the shares) acquired on exercise of the Stock Option, and remit to the Corporation a sufficient portion of the sale proceeds to pay the entire exercise price and any withholding resulting from such exercise. As soon as practicable after said notice and the Option Price have been received by the Corporation, the Corporation shall deliver to the Optionee a stock certificate registered in the Participant’s name representing the Award shares. Shares of Common Stock previously held by the Participant and surrendered in payment of the Option Price of a Stock Option shall be valued for such purpose at the Fair Market Value thereof on the date the Stock Option is exercised.
     6.3     Dividends. No cash dividends shall be paid on shares of Common Stock subject to unexercised Stock Options.
     6.4     Offer to Purchase. The Committee may at any time offer to purchase a Participant’s outstanding Stock Option for a payment equal to the value of such Stock Option payable in cash, shares of Common Stock or Restricted Stock or other property on surrender of the Participant’s Stock Option, based on such terms and conditions as the Committee shall establish and communicate to the Participant at the time that such offer is made.
     6.5     Extension of Exercise. The Committee shall have the discretion, exercisable either at the Grant Date or at the time the Participant discontinues employment or directorship, to establish as a provision applicable to the exercise of one or more Stock Options that, during a limited period of exercisability following a Termination of Service, the Stock Option may be exercised not only with respect to the number of shares of Common Stock for which it is exercisable at the time of the Termination of Service but also with respect to one or more subsequent installments for which the Stock Option would have become exercisable had the Termination of Service not occurred.
     6.6     New Stock Options. The Committee may permit the voluntary surrender of all or a portion of any Stock Option granted under the Plan to be conditioned on the granting to the Participant of a new Stock Option for the same or a different number of shares of Common Stock as the Stock Option surrendered, or may require such voluntary surrender as a condition precedent to a grant of a new Stock Option to such Participant. Subject to the provisions of the Plan, such new Stock Option shall be exercisable at such Option Price, during such Option Period and on such other terms and conditions as are specified by the Committee at the time the new Stock Option is granted. On surrender, the Stock Options surrendered shall be canceled, and the shares of Common Stock previously subject to them shall be available for the grant of other Awards.
ARTICLE VII — RESTRICTED STOCK
     7.1     Award of Restricted Stock. The Committee may from time to time on or after the Effective Date award shares of Restricted Stock to Eligible Persons as a reward for past service and/or an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries, subject to the terms and conditions set forth in this Article VII.
     7.2     Terms and Conditions. The Committee shall determine the terms and conditions of any Award of Restricted Stock, which shall be set forth in the related Award Agreement, including without limitation:
     (a)     the purchase price, if any, to be paid for such Restricted Stock, which may be zero, subject to such minimum consideration as may be required by applicable law;
     (b)     the duration of the Restriction Period or Restriction Periods with respect to such Restricted Stock and whether any events may accelerate or delay the end of such Restriction Period(s);
     (c)     the circumstances on which the restrictions or limitations shall lapse, and whether such restrictions or limitations shall lapse as to all shares of Restricted Stock at the end of the Restriction Period or as to a portion of the shares of Restricted Stock in installments during the Restriction Period by means of one or more vesting schedules;
     (d)     whether such Restricted Stock is subject to repurchase by the Corporation or to a right of first refusal at a predetermined price or if the Restricted Stock may be forfeited entirely under certain conditions;
     (e)     whether any Performance Objectives may apply to a Restriction Period to shorten or lengthen such period; and
     (f)     whether dividends and other distributions with respect to such Restricted Stock are to be paid currently to the Participant or withheld by the Corporation for the account of the Participant.

     7.3     Acceptance of Award. Awards of Restricted Stock must be accepted within a period of thirty (30) days after the Grant Date (or such shorter or longer period as the Committee may specify at the Grant Date) by executing an Award Agreement with respect to such Restricted Stock and tendering the purchase price, if any. A prospective recipient of an Award of Restricted Stock shall not have any rights with respect to such Award, unless such recipient has executed an Award Agreement with respect to such Restricted Stock, has delivered a fully executed copy thereof to the Committee, and has otherwise complied with the applicable terms and conditions of such Award.
     7.4     Forfeiture of Award. In the sole discretion of the Committee and as set forth in the Award Agreement, all shares of Restricted Stock held by a Participant and still subject to restrictions shall be forfeited by the Participant on the Participant’s Termination of Service and shall be reacquired, cancelled, and retired by the Corporation. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement, in the event of the death, Disability, or Retirement of a Participant during the Restriction Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment or directorship is Terminated Without Cause), the Committee may elect to waive in whole or in part any remaining restrictions with respect to all or any part of such Participant’s Restricted Stock, if it finds that a waiver would be appropriate, provided that such action complies with section 409A of the Code.
     7.5     Transfer Restrictions. Except as otherwise provided in this Article VII, no shares of Restricted Stock received by a Participant shall be sold, exchanged, transferred, pledged, hypothecated, or otherwise disposed of during the Restriction Period.
     7.6     Stock Certificate. On an Award of Restricted Stock to a Participant, a certificate or certificates representing the shares of such Restricted Stock will be issued to and registered in the name of the Participant. Unless otherwise determined by the Committee, such certificate or certificates will be held in custody by the Corporation until (i) the Restriction Period expires and the restrictions or limitations lapse, in which case one or more certificates representing such shares of Restricted Stock that do not bear a restrictive legend (other than any legend as required under applicable federal or state securities laws) shall be delivered to the Participant, or (ii) a prior forfeiture by the Participant of the shares of Restricted Stock subject to such Restriction Period, in which case the Corporation shall cause such certificate or certificates to be cancelled and the shares represented thereby to be retired, all as set forth in the Participant’s Award Agreement. It shall be a condition of an Award of Restricted Stock that the Participant deliver to the Corporation a stock power endorsed in blank relating to the shares of Restricted Stock to be held in custody by the Corporation.
     7.7     Shareholder Rights. Except as provided in this Article VII or in the related Award Agreement, a Participant receiving an Award of Restricted Stock shall have, with respect to such shares, all rights of a shareholder of the Corporation, including the right to vote the shares and the right to receive any distributions, unless and until such shares are otherwise forfeited by such Participant; provided, however, the Committee may require that any cash dividends with respect to such shares of Restricted Stock be automatically reinvested in additional shares of Restricted Stock subject to the same restrictions as the underlying Award, or may require that cash dividends and other distributions on Restricted Stock be withheld by the Corporation or its Subsidiaries for the account of the Participant. The Committee shall determine whether interest shall be paid on amounts withheld, the rate of any such interest, and the other terms applicable to such withheld amounts.
ARTICLE VIII — STOCK AWARDS
     8.1     Award of Stock. The Committee, in its sole discretion, may from time to time on or after the Effective Date grant Stock Awards to Eligible Persons in payment of compensation that has been earned or as compensation to be earned, including without limitation compensation awarded or earned concurrently with or prior to the grant of the Stock Award, subject to the terms and conditions set forth in this Article VIII.
     8.2     Valuation. For the purposes of this Plan, in determining the value of a Stock Award, all shares of Common Stock subject to such Stock Award shall be valued at not less than one hundred percent (100%) of the Fair Market Value of such shares of Common Stock on the Grant Date of such Stock Award, regardless of when such shares of Common Stock are issued and certificates representing such shares are delivered to the Participant.
     8.3     Issuance of Certificates. Unless otherwise determined by the Committee and set forth in the related Award Agreement, shares of Common Stock subject to a Stock Award will be issued, and one or more certificates representing such shares will be delivered, to the Participant as soon as practicable following the Grant Date of such Stock Award. On the issuance of such shares and the delivery of one or more certificates representing such shares to the Participant, the Participant shall become a shareholder of the Corporation fully entitled to receive dividends, to vote, and to exercise all other rights of a shareholder of the Corporation. Notwithstanding any other provision of this Plan, unless the Committee expressly provides otherwise with respect to a Stock Award, as set forth in the related Award Agreement, no Stock Award shall be deemed to be an outstanding Award for purposes of the Plan.
ARTICLE IX — PERFORMANCE SHARES
     9.1     Award of Shares. The Committee, in its sole discretion, may from time to time on or after the Effective Date award Performance Shares to Eligible Persons as an incentive for the performance of future services that will contribute materially to the successful operation of the Corporation and its Subsidiaries, subject to the terms and conditions set forth in this Article IX.
     9.2     Terms of Award. The Committee shall determine the terms and conditions of any Award of Performance Shares, which shall be set forth in the related Award Agreement, including without limitation:
     (a)     the purchase price, if any, to be paid for such Performance Shares, which may be zero, subject to such minimum consideration as may be required by applicable law;
     (b)     the Performance Period and/or Performance Objectives applicable to such Awards;

     (c)     the number of Performance Shares that shall be paid to the Participant if the applicable Performance Objectives are exceeded or met in whole or in part; and
     (d)     the form of settlement of a Performance Share.
     9.3     Valuation. At any date, each Performance Share shall have a value equal to the Fair Market Value of a share of Common Stock.
     9.4     Multiple Performance Periods. Performance Periods may overlap, and Participants may participate simultaneously with respect to Performance Shares for which different Performance Periods are prescribed.
     9.5     Performance Objectives. Performance Objectives may vary from Participant to Participant and between Awards and shall be based on such performance criteria or combination of factors as the Committee may deem appropriate, including, but not limited to, minimum earnings per share or return on equity. If, during the course of a Performance Period, there shall occur significant events that the Committee expects to have a substantial effect on the applicable Performance Objectives during such period, the Committee may revise such Performance Objectives.
     9.6     Forfeiture. As set forth in the Award Agreement for an Award of Performance Shares, all Performance Shares held by a Participant and not earned shall be forfeited by the Participant on the Participant’s Termination of Service. Notwithstanding the foregoing, unless otherwise provided in an Award Agreement with respect to an Award of Performance Shares, in the event of the death, Disability, or Retirement of a Participant during the applicable Performance Period, or in other cases of special circumstances (including hardship or other special circumstances of a Participant whose employment or directorship is Terminated Without Cause), the Committee may determine to make a payment in settlement of such Performance Shares at the end of the Performance Period, based on the extent to which the Performance Objectives were satisfied at the end of such period and pro rated for the portion of the Performance Period during which the Participant was employed by the Corporation or a Subsidiary; provided, however, that the Committee may provide for an earlier payment in settlement of such Performance Shares in such amount and under such terms and conditions as the Committee deems appropriate or desirable, provided that such change is complies with section 409A of the Code.
     9.7     Settlement. The settlement of a Performance Share shall be made in cash, whole shares of Common Stock, or a combination thereof and shall be made as soon as practicable after the end of the applicable Performance Period.
     9.8     Transfer Restrictions. Performance Shares shall not be transferable by the Participant. The Committee shall have the authority to place additional restrictions on the Performance Shares including, but not limited to, restrictions on transfer of any shares of Common Stock that are delivered to a Participant in settlement of any Performance Shares.

ARTICLE X — CHANGES OF CONTROL AND OTHER FUNDAMENTAL CHANGES
     10.1     Committee Discretion.
     (a)     Unless otherwise expressly provided to the contrary in an Award Agreement, the Committee shall have the authority to determine the effect of a Change in Control on outstanding Awards.
     (i)     Without limiting the provisions of Article III, and subject to the provisions of this Article X, the Committee is authorized to take such action as it determines to be necessary or advisable, and fair and equitable to Participants and to the Corporation, with respect to an outstanding Award in the event of a Change of Control or other adjustment, as described in this Article X or other similar event. Such action may include, but shall not be limited to, establishing, amending or waiving the form, terms, conditions and duration of an Award and the related Award Agreement, so as to provide for earlier, later, extended or additional times for exercise or payments, differing methods for calculating payments, alternate forms and amounts of payment, an accelerated release of restrictions or other modifications.
     (ii)     The Committee may take such actions pursuant to this Section 10.1 by adopting rules and regulations of general applicability to all Participants or to certain categories of Participants, by including, amending or waiving terms and conditions in an Award and the related Award Agreement, or by taking action with respect to individual Participants from time to time.
     (b)     The Committee shall be authorized to make adjustments in any performance- based criterion or in the other terms and conditions of outstanding Awards in recognition of unusual or nonrecurring events affecting the Corporation (or any Subsidiary, if applicable) or its financial statements or changes in applicable laws, regulations or accounting principles. The Committee may correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it shall deem necessary or desirable to reflect any such adjustment. In the event the Corporation (or any Subsidiary, if applicable) shall assume outstanding employee benefit awards or the right or obligation to make such awards in the future in connection with the acquisition of another corporation or business entity, the Committee may, in its sole discretion, make such adjustments in the terms of outstanding Awards under the Plan as it shall deem appropriate.
     (c)     The total amount of shares with respect to which Awards may be granted under the Plan and rights of outstanding Awards (both as to the number of shares subject to the outstanding Awards and the Option Price(s) or other purchase price(s) of such shares, as applicable) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock of the Corporation resulting from payment of a stock dividend on the Common Stock, a stock split or subdivision or combination of shares of the Common Stock, or a reorganization or reclassification of the Common Stock, or any other change in the structure of shares of the Common Stock.

The foregoing adjustments and the manner of applications of the foregoing provisions shall be determined by the Committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares that might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in section 422 of the Code.
     (d)     Any shares of Common Stock that remain available for Awards (the number of shares listed in Section 3.5, less any shares that either (i) have become Award Shares from an Award of Restricted Stock, Stock Awards or Performance Shares, or (ii) could be transferred on exercise of an Incentive Stock Option or Nonqualified Stock Option) may be granted as Award Shares under one or more Stock Awards to Eligible Persons selected by, and in amounts determined by, the Committee in its sole and absolute discretion.
     10.2     Corporate Dissolution. Anything contained herein to the contrary notwithstanding, on the dissolution or liquidation of the Corporation, each Award granted under the Plan and then outstanding shall terminate; provided, however, that following the adoption of a plan of dissolution or liquidation, and in any event prior to the effective date of such dissolution or liquidation, each such outstanding Award granted hereunder shall be exercisable in full and all restrictions shall lapse, to the extent set forth in Section 10.1(a), (b), and (c) above.
     10.3     Mergers and Similar Transactions.
     (a)     After the merger of one or more corporations into the Corporation or any Subsidiary, any merger of the Corporation into another corporation, any consolidation of the Corporation or any Subsidiary of the Corporation and one or more corporations, or any other corporate reorganization of any form involving the Corporation as a party thereto and involving any exchange, conversion,, adjustment, or other modification of the outstanding shares of the Common Stock, each Participant shall, at no additional cost, be entitled, on any exercise of such Participant’s Stock Option, to receive, in lieu of the number of shares as to which such Stock Option shall then be so exercised, the number and class of shares of stock or other securities or such other property to which such Participant would have been entitled to pursuant to the terms of the agreement of merger or consolidation or reorganization, if at the time of such merger or consolidation or reorganization, such Participant had been a holder of record of a number of shares of Common Stock equal to the number of shares as to which such Stock Option shall then be so exercised. Comparable rights shall accrue to each Participant in the event of successive mergers, consolidations or reorganizations of the character described above.
     (b)     The Committee may provide for similar adjustments upon the occurrence of such events with regard to other outstanding Awards under this Plan.
     (c)     The foregoing adjustments and the manner of application of the foregoing provisions shall be determined by the committee in its sole discretion. Any such adjustment may provide for the elimination of any fractional shares that might otherwise become subject to an Award. All adjustments made as the result of the foregoing in respect of each Incentive Stock Option shall be made so that such Incentive Stock Option shall continue to be an Incentive Stock Option, as defined in section 422 of the Code.
     10.4     Modifications. Notwithstanding any other provision of this Plan or any Award Agreement provision, the provisions of this Article X may not be terminated, amended, or modified on or after the date of a Change of Control in a manner that will adversely affect any Award theretofore granted under the Plan without the prior written consent of the Participant with respect to said Participant’s outstanding Awards; provided, however, that the Board of Directors may terminate, amend, or modify this Article X at any time and from time to time prior to the date of a Change of Control in accordance with Article XI.
ARTICLE XI — AMENDMENT AND TERMINATION
     11.1     Action by Board. Generally, the Committee shall have full power and authority to determine whether, to what extent, and under what circumstances any outstanding Award shall be terminated, canceled, forfeited, or suspended. Subject to the provisions of Section 11.2, the Board of Directors, on recommendation of the Committee or otherwise, at any time and from time to time may amend or terminate the Plan as may be necessary or desirable to implement or discontinue the Plan or any provision hereof. To the extent required by the Exchange Act or the Code, however, no amendment, without approval by the Corporation’s shareholders, shall:
     (a)     materially alter the group of persons eligible to participate in the Plan;
     (b)     except as provided in Section 3.5, increase the maximum number of shares of Common Stock that are available for Awards under the Plan;
     (c)     extend the period during which Incentive Stock Option Awards may be granted beyond October 31, 2017 (ten years from the Effective Date); or
     (d) alter the class of individuals eligible to receive an Incentive Stock Option or increase the limit on Incentive Stock Options set forth in Section 4.1(d) or the value of shares of Common Stock for which an Eligible Employee may be granted an Incentive Stock Option.
     11.2     No Adverse Effect. Except as provided in Section 10.4, no amendment to or discontinuance of the Plan or any provision thereof by the Board of Directors or the shareholders of the Corporation shall, without the written consent of the Participant, adversely affect (in the sole discretion of the Committee) any Award theretofore granted to such Participant under this Plan; provided, however, that the Committee retains the right and power to:
     (a)     annul any Award if the Participant has a Termination for Cause as determined by the Committee; and
     (b)     convert any outstanding Incentive Stock Option to a Nonqualified Stock Option.

     11.3     Change in Control. If a Change of Control has occurred, no amendment or termination shall impair the rights of any person with respect to an outstanding Award, as provided in Article X.
ARTICLE XII — MISCELLANEOUS PROVISIONS
     12.1     Restrictions on Participant Rights. Nothing in the Plan or any Award granted hereunder shall confer on any Participant any right to continue in the employ of the Corporation or its Subsidiaries or to serve as a Director or shall interfere in any way with the right of the Corporation or its Subsidiaries or the shareholders of the Corporation, as applicable, to terminate the employment of a Participant or to release or remove members of the Board of Directors at any time. Unless specifically provided otherwise, no Award granted under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any employee benefit plan or other arrangement of the Corporation or its Subsidiaries for the benefit of their respective employees. No Participant shall have any claim to an Award until it is actually granted under the Plan and an Award Agreement has been executed and delivered to the Corporation. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall, except as otherwise provided by the Committee, be no greater than the right of an unsecured general creditor of the Corporation. All payments to be made hereunder shall be paid from the general funds of the Corporation, and no special or separate fund shall be established, and no segregation of assets shall be made to assure payment of such amounts, except as provided in Article VII with respect to Restricted Stock and except as otherwise provided by the Committee.
     12.2     Governing Law. The Plan and the grant of Awards shall be subject to all applicable federal and state laws, rules, and regulations and to such approvals by any government or regulatory agency as may be required. Any provision herein relating to compliance with Rule 16b-3 under the Exchange Act shall not be applicable with respect to participation in the Plan by Participants who are not subject to Section 16 of the Exchange Act. This Plan and all actions taken hereunder shall be governed by the laws of the State of Delaware.
     12.3     Successors. The terms of the Plan shall be binding on the Corporation, its successors, and assigns.
     12.4     Not Transferable. Neither a Stock Option nor any other type of equity-based compensation provided for hereunder shall be transferable. In addition to the transfer restriction contained herein, additional transfer restrictions shall apply to the extent required by federal or state securities laws. If any Participant makes such a transfer in violation hereof, any obligation hereunder of the Corporation to such Participant shall terminate immediately.
     12.5     Section 83(b) Election. Each Participant exercising an Award hereunder agrees to give the Committee prompt written notice of any election made by such Participant under section 83(b) of the Code, or any similar provision thereof.
     12.6     Entire Agreement. If any provision of this Plan or an Award Agreement is or becomes or is deemed invalid, illegal, or unenforceable in any jurisdiction or would disqualify the Plan or any Award Agreement under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award Agreement, it shall be stricken, and the remainder of the Plan or the Award Agreement shall remain in full force and effect.
     12.7     Corporate Transactions. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Corporation or any of its Subsidiaries to make adjustments, reclassification, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or to transfer all or part of its business or assets.
     12.8     ERISA. The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”) or qualified under section 401(a) of the Code.
     12.9     Tax Withholding.
     (a)     If a Participant is required to pay to the Corporation an amount with respect to income and employment tax withholding obligations in connection with (i) the exercise of a Nonqualified Stock Option, (ii) certain dispositions of Common Stock acquired on the exercise of an Incentive Stock Option, or (iii) the receipt of Common Stock pursuant to any other Award, then the issuance of Common Stock to such Participant shall not be made (or the transfer of shares by such Participant shall not be required to be effected, as applicable) unless such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation.
     (b)     The Committee, in its sole discretion and subject to such rules as it may adopt, may permit the Participant to satisfy such obligation, in whole or in part, by making an irrevocable election that a portion of the total Fair Market Value of the shares of Common Stock be paid in the form of cash in lieu of the issuance of Common Stock and that such cash payment be applied to the satisfaction of the withholding obligations. The amount to be withheld shall not exceed the statutory minimum federal and state income and employment tax liability arising from the transfer of the Common Stock to the Participant. Notwithstanding any other provision of the Plan, any election under this Section 12.9 is required to satisfy the applicable requirements of Rule 16b-3 under the Exchange Act.
     12.10     Section 409A. The Plan is intended to comply with section 409A of the Code to the extent that such section is applicable.
     (a)     However, the Plan is being adopted prior to the promulgation of final regulations under Code section 409A; accordingly, notwithstanding any provision of the Plan other than this Section, the Plan may be amended at any time to the extent required to comply with Code section 409A or to ensure that any portion, or all, of the benefits provided under the Plan will not be subject to Code section 409A, as the Committee may determine to be necessary or appropriate.
     (b)     If not otherwise later amended per the provisions of Subsection (a), each provision of the Plan that involves the deferral of compensation subject to Code section

409A shall be interpreted in a manner that complies with such section, and each provision that conflicts with such requirements shall be neither valid nor enforceable. The Plan may not be amended in any way to accelerate the payment of any amounts credited to a Participant’s Award as of the effective date of such amendment, except as may be permitted by Code section 409A.
     (c)     Notwithstanding any provision of the Plan, the Committee may terminate the Plan at any time under any circumstances permitted by Code section 409A and, if the Board so desires, cause all Awards to be paid out in lump sum payments in cash, as the Committee may determine, as soon as practicable following such termination.
     12.11     Compliance with Section 16 of the Exchange Act. To the extent that the Corporation becomes subject to the Exchange Act
     (a)     With respect to Eligible Persons subject to Section 16 of the Exchange Act (“Section 16 Officers”), transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successor under the Exchange Act.
     (b)     To the extent that compliance with any Plan provision applicable solely to the Section 16 Officers is not required in order to bring a transaction by such Section 16 Officer into compliance with Rule 16b-3, it shall be deemed null and void as to such transaction, to the extent permitted by law and deemed advisable by the Committee and its delegees.
     (c)     To the extent any provision of the Plan or action by the Committee involving such Section 16 Officers is deemed not to comply with an applicable condition of Rule 16b-3, it shall be deemed null and void as to such Section 16 Officers, to the extent permitted by law and deemed advisable by the Committee.
     12.12     Employees Based Outside of the United States. Notwithstanding any provision of the Plan to the contrary, in order to foster and promote achievement of the Plan or to comply with provisions of laws in other countries in which the Corporation, its Subsidiaries, and its affiliates operate or have employees, the Committee, in its sole discretion, shall have the power and authority (a) to determine which individuals employed outside of the United States are eligible to participate in the Plan, (b) to modify the terms and conditions of Awards granted to such individuals, (c) to establish subplans, modify option exercise procedures, and other terms and procedures to the extent such actions may be necessary or advisable, and (d) to grant to such individuals in countries where the granting of stock options is impossible or impracticable, as determined by the Committee, stock appreciation rights with terms and conditions that, to the fullest extent possible, are substantially identical to the stock options granted hereunder.